UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2021

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2021, Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) filed with the Delaware Secretary of State a Certificate of Retirement (the “Certificate of Retirement”) of 137,586 shares of 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to effect the retirement of the Series A Preferred Stock repurchased upon the completion of its previously announced repurchase of such shares of Series A Preferred Stock. Effective upon filing, the Certificate of Retirement amended the Restated Certificate of Incorporation of Liberty TripAdvisor, as amended, to reduce the total number of authorized shares of Series A Preferred Stock by 137,586 shares such that the total number of authorized shares of Series A Preferred Stock is 187,414. The retired shares were returned to the status of authorized but unissued shares of preferred stock, par value $0.01 per share, of Liberty TripAdvisor, without designation as to series.

A copy of the Certificate of Retirement is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 6, 2021, Liberty TripAdvisor announced that it issued and sold an additional $30 million aggregate original principal amount of its 0.50% exchangeable senior debentures due 2051 (the “Debentures”) pursuant to the exercise in full by the initial purchasers of their option (the “Overallotment Option”) to purchase additional Debentures in connection with the private offering of up to $330 million aggregate original principal amount of Debentures (inclusive of Debentures issued and sold pursuant to the Overallotment Option) previously announced in Liberty TripAdvisor’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2021 (the “March 22 8-K”). A portion of the proceeds of the sale of Debentures in the Overallotment Option was used to purchase an additional 10,665 shares of Series A Preferred Stock from an affiliate of Certares Management LLC (“Certares”) in a second and final closing under the previously announced repurchase agreement with Certares (the “Repurchase Agreement”).

Liberty TripAdvisor has repurchased a total of 137,586 shares of Series A Preferred Stock under the Repurchase Agreement in private transactions (collectively, the “Certares Transaction”), representing 42% of the Series A Preferred Stock originally held by Certares, for an aggregate value of approximately $373 million. The aggregate consideration consisted of a combination of (i) approximately $281 million in cash from a portion of the net proceeds from the previously announced offering of the Debentures and (ii) approximately $92 million aggregate value of Tripadvisor, Inc. (“Tripadvisor”) common stock owned by Liberty TripAdvisor, consisting of 1,713,859 shares. The details of the Certares Transaction are consistent with the terms and conditions announced in the March 22 8-K. Following the completion of the Certares Transaction, (i) Liberty TripAdvisor has outstanding approximately 188 thousand shares of Series A Preferred Stock with a redemption value, as of March 22, 2021, of approximately $509 million and (ii) Liberty TripAdvisor owns approximately 16.4 million shares of Tripadvisor common stock and approximately 12.8 million shares of Tripadvisor Class B common stock (which are convertible into Tripadvisor common stock on a 1-for-1 basis), representing an approximate 22% economic interest and 58% voting interest in Tripadvisor, based on the total number of shares of Tripadvisor common stock and Tripadvisor Class B common stock outstanding as of February 12, 2021.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Retirement of 8% Series A Cumulative Redeemable Preferred Stock of Liberty TripAdvisor Holdings, Inc.
99.1	Press Release, dated April 6, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2021

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President

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